Exhibit 99.2
Fourth Quarter and Full Year 2022 Results February 16, 2023

ROYAL GOLD, INC. | FOURTH QUARTER AND FULL YEAR 2022 RESULTS 2 | FEBRUARY 16, 2023 Cautionary Statements Forward-Looking Statements: This presentation includes “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from these statements. Forward-looking statements are often identified by words like “will,” “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” or negatives of these words or similar expressions. Forward-looking statements include, among others, the following: operators’ expected operating and financial performance, including production, deliveries, mine plans, mineral resources and reserves, development, and technical reports; and Royal Gold’s expected stream sales for the first quarter of 2023. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties that could cause actual results to differ materially from those in forward looking statements include, without limitation: effects of global and regional economic and market conditions, including as a result of government policies, war, natural disasters, and public health issues; a lower-price environment for gold, silver, copper, nickel or other metals; operating activities or financial performance of operators, including inaccuracies in the operator’s disclosures, variations between actual and forecasted performance, the operator’s ability to complete projects on schedule and as planned, the operator’s changes to mine plans and reserves and resources, the operator’s liquidity needs, mining hazards, labor disputes, distribution and supply chain disruptions, permitting and licensing issues, contractual issues involving our royalty agreement, or operational disruptions due to public health crises; environmental risks, including those caused by climate change; changes in laws or regulations; the volatility in the commodity price for gold; and other factors described in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022. Most of these factors are beyond our ability to predict or control. Other unpredictable or unknown factors not discussed in this presentation could also have material adverse effects on forward looking statements. Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements. References to Years: All references in this presentation to years are to the twelve months ended or ending December 31 of the referenced year, unless otherwise noted.

ROYAL GOLD, INC. | FOURTH QUARTER AND FULL YEAR 2022 RESULTS 3 | FEBRUARY 16, 2023 Today’s Speakers Mark Isto Executive VP and COO Royal Gold Corp. Bill Heissenbuttel President and CEO Paul Libner CFO and Treasurer Martin Raffield Vice President, Operations

ROYAL GOLD, INC. | FOURTH QUARTER AND FULL YEAR 2022 RESULTS 4 | FEBRUARY 16, 2023 Calendar Year 2022 Overview • Highlights • Revenue of $603.2M • Cash flow from operations of $417.3M • Net income of $239.0M, or $3.63/share • $3.43/share after adjustments1 • $91.9M dividends paid • Available liquidity of approximately $550M • Strategic achievements • Acquired royalty on the Great Bear project • Acquired additional royalty interests on the Cortez Complex • Increased Khoemacau Project silver stream from 90% to 100% of payable silver • Achieved repayment of $781.5M total stream advance payment at Mount Milligan • Raised dividend for 22nd consecutive year • Issued inaugural ESG report

2022 Performance Compared to Guidance

- Actual performance was in line with 2022 GEO[2], DD&A and tax rate guidance

Jan. 1 – Dec. 31, 2022:		Guidance(i)(ii)	Actual		
			Guidance pricing(i)	Actual average pricing(iii)	
Total GEO Sales	*GEO*	**315,000 – 340,000**	336,600	335,100	Includes 3,000 GEO(i) from Cortez Complex royalties acquired in 2022
Gold	*Oz*	220,000 – 240,000	243,500	244,100	
Other Metals	*GEO*	95,000 – 100,000	93,100	91,000	
DD&A	*$ / GEO*	**$510 – 560(iv)**	n/a	$534	In line with guidance
Effective Tax Rate	*%*	**17 – 22%**	n/a	12.1%	Includes release of valuation allowance on certain foreign deferred tax assets; rate was 19% excluding this item

i. Based on 2022 commodity price assumptions including $1,800/oz gold, $22.50/oz silver, $4.25/lb copper, $8.50/lb nickel, $0.95/lb lead, $1.25/lb zinc, as described in the press release "Royal Gold Provides 2022 Guidance and Q1 2022 Stream Segment Sales Update," issued April 12, 2022.

ii. Guidance does not include additional revenue contributions from the Rio Tinto and Idaho royalties acquired at the Cortez Complex in 2022.

iii. Average daily LBMA PM fixing price of $1,800/oz gold

iv. DD&A guidance revised Nov. 3, 2022 from $535-585 / GEO



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ROYAL GOLD, INC. | FOURTH QUARTER AND FULL YEAR 2022 RESULTS 6 | FEBRUARY 16, 2023 67% 33% Q4 2022 Revenue GEOs2 of 94,400 and revenue of $163.0 million $163.0M Royalty Segment $54.0M Stream Segment $108.9M -7% YoY Lower contribution from Peñasquito and Leeville Higher contribution from Cortez Legacy Zone and initial revenue from Cortez CC Zone -2% YoY Higher contribution from Mount Milligan and Xavantina Lower contribution from Andacollo and Pueblo Viejo

Summary of Cortez Complex Interests

Stage	Mine/Deposit/Area	Mine Type	Ore Process	Zone	Simplified Royalty Rates: Approximate Blended GSR Rate[1]	Detailed Royal Gold Royalty Coverage and Rates: Legacy Royalties[2] – Royalty Applicable	Legacy Royalties[2] – Royalty Rate	Legacy Royalties[2] – Approximate Blended Rate[3]	Rio Tinto Royalty – Royalty Rate	Idaho Royalty – Royalty Rate[8]
Producing	**Pipeline**	Open Pit	Heap leach, oxide mill, roaster, autoclave	Legacy Zone	9.4%	GSR1, GSR2 GSR3 NVR1	5% GSR[4] 0.7125% GSR 4.91% NVR	8% GSR	1.2% GVR[7]	0.24% GSR
Producing	**Crossroads**	Open Pit	Heap leach, oxide mill, roaster	Legacy Zone	9.4%	GSR2 GSR3 NVR1C	5% GSR[4] 0.7125% GSR 4.52% NVR[5]	8% GSR	1.2% GVR[7]	0.24% GSR
Producing	**Cortez Hills**	Underground	Oxide mill, roaster, autoclave	CC Zone	1.6%				1.2% GVR[7]	0.45% GSR
Producing	**Cortez Pits**	Open Pit	Oxide mill, heap leach, roaster	CC Zone	1.6%				1.2% GVR[7]	0.45% GSR
Development	**Fourmile**	Underground	Roaster, autoclave	CC Zone	1.6%				1.2% GVR[7]	0.45% GSR
Development	**Goldrush**	Underground	Roaster, autoclave	CC Zone	1.6%				1.2% GVR[7]	0.45% GSR
Development	**Goldrush SE**	Underground	Roaster, autoclave	CC Zone	2.2%	NVR2	1.0% NVR[6]		1.2% GVR[7]	0.45% GSR
Development	**Robertson**	Open Pit	Oxide mill, heap leach	CC Zone	0.45%					0.45% GSR

1. Approximate equivalent royalty after blending the detailed royalty rates. Assumes total deduction to the Rio Tinto Royalty of 3% for the Legacy Royalties and the Idaho Royalty, and a 60% conversion from NVR to GSR rates.
2. Legacy Royalties are those royalties held by Royal Gold prior to August 2, 2022, and consist of overlapping royalties on the Pipeline and Crossroads deposits, with additional royalties covering a portion of the Goldrush deposit and other exploration areas.
3. The overlapping royalties in the Legacy Zone are equivalent to an approximate 8% GSR royalty on production subject to this interest of 280,000 ounces in 2022 and 332,000 ounces per year from 2022 through 2026.
4. GSR1 and GSR2 are sliding-scale gross value royalties that vary from a rate of 0.4% at gold prices less than $210/oz to 5.0% at gold prices greater than $470/oz.
5. A small portion of the Crossroads deposit has a royalty rate of 4.91%.
6. NVR2 covers the south-east extension of the Goldrush Project on the Flying T Ranch.
7. The Rio Tinto Royalty is a sliding-scale gross value royalty that varies from a rate of 0.0% at gold prices less than $400/oz to 3.0% at gold prices greater than $900/oz on 40% of the production from the undivided Cortez Complex, excluding the existing Robertson deposits. Deductions from the royalty payment are limited to third party royalties that existed prior to January 1, 2008, which include the Legacy Royalties and the Idaho Royalty. For details of the Rio Tinto Royalty calculation see the January 5, 2023, press release Royal Gold Announces Acquisition of Additional Royalty Interests on the World-Class Cortez Gold Complex in Nevada and Outlines Simplified Approach to Describing Royal Gold's Multiple Royalty Interests at Cortez
8. Idaho Royalty rates are rounded.



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ROYAL GOLD, INC. | FOURTH QUARTER AND FULL YEAR 2022 RESULTS 8 | FEBRUARY 16, 2023 Operator Updates3 Khoemacau 4 • Ramp-up to target 10,000 t/d achieved December 2022 • Zone 5 average production of 1.8-2.0M oz/year expected over 20-year mine life Pueblo Viejo • Plant expansion in commissioning; new tailings facility in permitting • 6.5M oz of resources converted to reserves (60% Barrick share) • Silver deliveries of 337,900 oz in Q4 • Includes 17,700 oz of deferred silver Cortez • First royalty revenue received from Rio Tinto and Idaho royalties • 3,000 GEOs2 in Q4 • Maiden reserve of 1.6M oz declared at Robertson project • Barrick expects Goldrush Record of Decision by end of H1 2023

ROYAL GOLD, INC. | FOURTH QUARTER AND FULL YEAR 2022 RESULTS 9 | FEBRUARY 16, 2023 Operator Updates3 Wassa • 2022 production of 171,000 oz • Exceeded 155,000 to 170,000 oz guidance range • Expect 2023 production of 180,000 oz • Work continues on the 242 portal and Southern extension development Great Bear • Maiden resource announced • 5M oz gold (2.7M oz Indicated, 2.3M oz Inferred) • 2023 activity to provide support for permitting and technical studies • Drill campaign to test continuity at depth and along strike, and parallel structures • First production targeted for 2029

ROYAL GOLD, INC. | FOURTH QUARTER AND FULL YEAR 2022 RESULTS 10 | FEBRUARY 16, 2023 Q4 2022 Revenue * LBMA PM fixing price for gold, LBMA daily fixing price for silver, LME settlement price for copper. ** Royal Gold changed to a December 31 fiscal year end from a June 30 fiscal year end effective December 31, 2021. The prior year quarter shown for comparison ended December 31, 2021. AVERAGE METAL PRICES* $1,795 $1,726 Dec. Q '21** Q4 '22 Gold $23.33 $21.17 Dec. Q '21** Q4 '22 Silver $4.40 $3.63 Dec. Q '21** Q4 '22 Copper -4% -18% -9% TOTAL REVENUE Dec. Q '21** Q4 '22 -3% Gold Silver Copper Others GOLD 73% Q4 2022 REVENUE BY METAL $168.5M $163.0M 12% 11% SILVER COPPER

ROYAL GOLD, INC. | FOURTH QUARTER AND FULL YEAR 2022 RESULTS 11 | FEBRUARY 16, 2023 Q4 2022 Financial Results • $163.0M revenue • $8.8M G&A • $49.2M DD&A, or $521/GEO2 • $6.1M interest expense • 18.2% effective tax rate • $56.4M net income, or $0.86/share • $59.7M net income, or $0.91/share, adjusted1 to exclude: • $4.3M, or $0.07/share – impairment of exploration-stage royalty interest • $0.3M, or $0.00/share – change in fair value in equity securities • $(1.2)M, or $(.02)/share – tax effect of adjustments • $101.0M operating cash flow • Q1 expected stream segment sales 54,000 – 59,000 GEOs2

ROYAL GOLD, INC. | FOURTH QUARTER AND FULL YEAR 2022 RESULTS 12 | FEBRUARY 16, 2023 December 31, 2022 Liquidity • $575M drawn on revolving credit facility • Approximately $550 of liquidity available: • No other material outstanding near-term commitments December 31, 2022 Amount (US$ M) Undrawn revolving credit facility 425 Working capital 122 Total available liquidity $547

ROYAL GOLD, INC. | FOURTH QUARTER AND FULL YEAR 2022 RESULTS 13 | FEBRUARY 16, 2023 Endnotes 1. Adjusted net income and adjusted net income per share are non-GAAP financial measures. See Schedule A to the accompanying press release dated February 15, 2023, for more information. 2. Gold Equivalent Ounces (“GEOs”) are calculated as reported revenue (in total or by reportable segment) for a period divided by the average LBMA PM fixing price for gold for that same period. 3. Certain information on this slide has been provided by the operators of these properties or is publicly available information disclosed by the operators. 4. Certain information was provided to the Company by Khoemacau Copper Mining (Pty.) Limited, the majority owner and developer of the Khoemacau Project. The production, design, engineering, construction and equipment information, and other technical and economic information provided to the Company and presented here, or forming the basis of information presented here, is not publicly available. This information may not have been prepared in accordance with applicable laws, stock exchange rules or international standards governing preparation and public disclosure of technical data and information relating to mineral properties. The Company has not verified, and is not in a position to verify, and expressly disclaims any responsibility for the accuracy, completeness, or fairness of this third-party information, and investors are cautioned not to rely on this information.

Tel. 303.573.1660 investorrelations@royalgold.com www.royalgold.com